Exhibit 5.2

WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, NY 10019-6099

October 6, 2017

Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012

Re:	Take-Two Interactive Software, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-158735) (the “Initial Registration Statement”), the Registration Statement on Form S-8 (Registration No. 333-177822) (the “Second Registration Statement”), the Registration Statement on Form S-8 (Registration No. 333-191993) (the “Third Registration Statement”), the Registration Statement on Form S-8 (Registration No. 333-198787) (the “Fourth Registration Statement”), and the Registration Statement on Form S-8 (Registration No. 333-214285) (the “Fifth Registration Statement” and, together with the Initial Registration Statement, the Second Registration Statement, the Third Registration Statement, and the Fourth Registration Statement, the “Registration Statements”) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof.  The Initial Registration Statement registered 6,408,954 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), the Second Registration Statement registered 7,750,000 shares of Common Stock, the Third Registration Statement registered 8,050,000 shares of Common Stock, the Fourth Registration Statement registered 5,000,000 shares of Common Stock and the Fifth Registration Statement registered 1,400,000 shares of Common Stock, which, in each case, may be issued under the Company’s 2009 Stock Incentive Plan (as amended, the “2009 Plan”).

On September 15, 2017 (the “Approval Date”), the Company’s 2017 Stock Incentive Plan (the “2017 Plan”) was approved by the stockholders at the Company’s Annual Meeting of Stockholders.  Upon stockholder approval of the 2017 Plan, no additional awards will be made under the 2009 Plan.  The number of shares of Common Stock for which awards may be granted under the 2017 Plan shall be (i) 5,200,000 new shares of Common Stock plus (ii) up to 5,985,461 shares of Common Stock that were previously available for issuance under the 2009 Plan and that, pursuant to the terms of the 2017 Plan, have become or may become available for issuance under the 2017 Plan (the “Carryover Shares”) consisting of (a) up to 2,402,258 shares of Common Stock that have previously been approved by the Company’s stockholders for issuance under the 2009 Plan but have not been awarded under the 2009 Plan and (b) up to 3,583,203 shares of Common Stock that are subject to outstanding awards under the 2009 Plan but may become available for grants of awards under the 2017 Plan to the extent the shares underlying such outstanding awards are (i) not issued because they are expiring or being canceled, forfeited, settled in cash, or otherwise terminated without delivery to the grantee of the full number of shares of Common Stock to which the awards related or (ii) tendered by a participant or withheld by the Company to pay any tax withholding obligation with respect to any “full value award” (as such term is defined in the 2017 Plan).

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes, and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that the above-referenced Carryover Shares reserved for issuance under the 2017 Plan, when duly issued and delivered pursuant to the terms of the 2017 Plan, will be legally issued, fully paid, and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP